UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2006

Entertainment Is Us, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31263	98-034160
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

One Magnificent Mile
980 North Michigan Avenue, Suite 1400
Chicago, IL 60611
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (312) 988-4808

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23 0.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(a)(1) On October 30th, 2006, the board of directors of Entertainment Is Us, Inc. (the “Company”) held a meeting. Following the meeting, Mr. Loic Humphreys and Mr. Miguel Sebastia each withdrew their respective resignations tendered on October 21st, 2006, which were to take effect October 31st, 2006, as directors of Entertainment Is Us, Inc.. In addition, Mr. Sebastia has also withdrawn his resignation tendered on October 21st, which was to take effect on October 31st, 2006, from the position of Interim Chief Executive Officer of the Company (See Item 5.02(b) below).

(2)  Not applicable.

(3)  Not applicable.

(b) As provided above in Item 5.02(a), on October 30th, 2006, Mr. Sebastia withdrew his resignation as the Company’s Interim Chief Executive Officer which was to take effect on October 31st, 2006. He will continue to serve in his role as Interim Chief Executive Officer, Mr. Sebastia will also continue to serve in the role as the Company’s principal executive officer and principal financial officer. The Company has no other officers.

Mr. Humphreys and Mr. Sebastia are the Company's sole directors and Mr. Sebastia is the Company's sole officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entertainment Is Us, Inc., Registrant

Date: November 9, 2006	By:	/s/ Miguel Sebastia
Miguel Sebastia
Interim Chief Executive Officer